EXHIBIT 3.3

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                               PALAIS ROYAL, INC.

                                   ARTICLE ONE

      Palais Royal, Inc. (the "Corporation"), pursuant to the provisions of
Article 4.07 of the Texas Business Corporation Act (the "Act"), hereby adopts Restated Articles of Incorporation which accurately copy the Articles of Incorporation of the Corporation and all amendments thereto that are in effect to date and as further amended by such Restated Articles of Incorporation as hereinafter set forth, and which contain no other changes in any provisions thereof.

                                  ARTICLE TWO

      The Restated Articles of Incorporation do not amend the capital structure of the Corporation. The Articles of Incorporation of the Corporation are amended by the Restated Articles of Incorporation to change the name of the Corporation, the address of the registered office of the Corporation, and the registered agent of the Corporation, and to make further amendments and additions as follows:

      1. Article I of the Corporation's Articles of Incorporation is amended in its entirety to read as follows:

                                   "ARTICLE I

            The name of the Corporation is Specialty Retailers, Inc."

      2. In Article VI of the Corporation's Articles of Incorporation, the word "appeal" is amended to "repeal."

      3. Article IX of the Corporation's Articles of Incorporation is amended in its entirety to read as follows:

                                   "ARTICLE IX

            No director of the Corporation shall be liable to the Corporation or any of its shareholders for monetary damages for an act or omission in the director's capacity as a director, provided, however, that the limitation of liability contained in this Article IX

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            shall not eliminate or limit the liability of a director to the extent the director is found liable for:

            (1) A breach of the director's duty of loyalty to the Corporation or its shareholders;

            (2) An act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

            (3) A transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

            (4) An act or omission for which the liability of a director is expressly provided by an applicable statute.

            If the Act and/or the Texas Miscellaneous Corporation Laws Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Act and/or the Texas Miscellaneous Corporation Laws Act, as so amended. Any repeal or modification of the provisions of this Article IX by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification."

      4. Article X of the Corporation's Articles of Incorporation is amended in its entirety to read as follows:

                                   "ARTICLE X

            The Corporation shall indemnify its officers and directors and may indemnify its other employees or agents to the full extent permitted by law if any such person was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole

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            proprietorship, trust, or other enterprise, to the fullest extent authorized or permitted by the Act and any other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. Such right of indemnification shall not be deemed exclusive of any other rights to which such person may be entitled under any bylaw, agreement, vote of shareholders, or otherwise."

      5. Article XI of the Corporation's Articles of Incorporation is amended in its entirety to read as follows:

                                   "ARTICLE XI

            The post office address of the registered office of the Corporation in the State of Texas is 10201 South Main Street, Houston, Texas 77025. The name of the registered agent of the Corporation at such address is Scott A. Woods."

      6. Article XII of the Corporation's Articles of Incorporation is amended in its entirety to read as follows:

                                  "ARTICLE XII

            The number of directors of the Corporation may be fixed by the bylaws. The names and addresses of the individuals who now serve as directors of the Corporation and will continue to serve until their successors are duly elected and qualified or until earlier resignation or removal are:

            NAME                    ADDRESS

            Joshua Beckenstein      Two Copley Place
                                    Boston, MA  02116

            Carl Tooker             10201 South Main Street
                                    Houston, TX  77025"

      7. The following Article XIV shall be added to the Corporation's Articles of Incorporation:

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                                  "ARTICLE XIV

            Any action required by the Act to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted."

                                  ARTICLE THREE

      The amendment made by the Restated Articles of Incorporation has been effected in conformity with the provisions of the Act and such amendment was duly adopted by the sole shareholder of the Corporation on the 7th day of February, 1997.

                                  ARTICLE FOUR

      The number of shares of the Corporation which were outstanding at the time of the approval of the Corporation's Restated Articles of Incorporation were 5,000 , all of one class, and the number of shares entitled to vote on the Corporation's Restated Articles of Incorporation were 5,000. The sole shareholder of the Corporation has signed a written consent adopting such Restated Articles of Incorporation pursuant to Article 9.10 of the Texas Business Corporation Act.

                                  ARTICLE FIVE

      The Articles of Incorporation of the Corporation and all amendments and supplements thereto are hereby superseded in their entirety by the following Restated Articles of Incorporation which accurately copy the entire text of the Restated Articles of Incorporation of the Corporation, including all amendments thereto in effect to date and as further amended by such Restated Articles of Incorporation, and except as set forth therein there are no other changes in any provision of the Corporation's Articles of Incorporation:

                                    ARTICLE I

      The name of the Corporation is Specialty Retailers, Inc.

                                   ARTICLE II

      The nature of business or purpose for which the corporation is organized is to engage in any lawful act or activity and have all of the general powers granted to corporations organized under the laws of the State of Texas whether granted by specific statutory authority or by

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constitution of law.

                                   ARTICLE III

      The aggregate number of shares which the corporation shall have authority to issue is one hundred thousand (100,000) shares, all of which shall be Common Stock, and the par value of each such share shall be $.01.

                                   ARTICLE IV

      The period of existence of the corporation shall be perpetual.

                                    ARTICLE V

      The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of a stated sum which shall be at least One Thousand Dollars ($1,000.00), consisting of money, labor performed, or property actually received.

                                   ARTICLE VI

      In furtherance and not in limitation of the powers conferred by statute, the power to adopt, amend or repeal the by-laws of the corporation is conferred upon the directors of the corporation.

                                   ARTICLE VII

      Shareholders of the Corporation shall have no preemptive right to acquire additional, unissued, or treasury shares of the Corporation.

                                  ARTICLE VIII

      No holder of any class of shares of the corporation shall be entitled to cumulative voting rights at any time with regard to the election of directors.

                                   ARTICLE IX

      No director of the Corporation shall be liable to the Corporation or any of its shareholders for monetary damages for an act or omission in the director's capacity as a director, provided, however, that the limitation of liability contained in this Article IX shall not eliminate or limit the liability of a director to the extent the director is found liable for:

      (1) A breach of the director's duty of loyalty to the Corporation or its shareholders;

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
      (2) An act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

      (3) A transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

      (4) An act or omission for which the liability of a director is expressly provided by an applicable statute.

      If the Act and/or the Texas Miscellaneous Corporation Laws Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Act and/or the Texas Miscellaneous Corporation Laws Act, as so amended. Any repeal or modification of the provisions of this Article IX by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                    ARTICLE X

      The Corporation shall indemnify its officers and directors and may indemnify its other employees or agents to the full extent permitted by law if any such person was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, or other enterprise, to the fullest extent authorized or permitted by the Act and any other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. Such right of indemnification shall not be deemed exclusive of any other rights to which such person may be entitled under any bylaw, agreement, vote of shareholders, or otherwise.

                                   ARTICLE XI

      The post office address of the registered office of the Corporation in the State of Texas is 10201 South Main Street, Houston, Texas 77025. The name of the registered agent of the Corporation at such address is Scott A. Woods.

                                   ARTICLE XII

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      The number of directors of the Corporation may be fixed by the bylaws. The names and addresses of the individuals who now serve as directors of the Corporation and will continue to serve until their successors are duly elected and qualified or until earlier resignation or removal are:

            NAME                    ADDRESS

            Joshua Beckenstein      Two Copley Place
                                    Boston, MA  02116

            Carl Tooker             10201 South Main Street
                                    Houston, TX  77025"

                                  ARTICLE XIII

      The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

                                   ARTICLE XIV

      Any action required by the Act to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.


      IN WITNESS WHEREOF, the undersigned has hereunto set his hand this the 7th day of February, 1997.

                                                  SPECIALTY RETAILERS, INC.
                                                  (formerly Palais Royal, Inc.)

                                                  By:     /s/ JERRY IVIE
                                                  Name:   Jerry Ivie
                                                  Title:  Senior Vice President,
                                                          Secretary & Treasurer

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